                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           IMAGE SENSING SYSTEMS, INC.
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)

            MINNESOTA                                       41-1519168
  ----------------------------------                     -------------------
    (State or other jurisdiction                          (I.R.S. employer
   of incorporation or organization)                      identification no.)

      500 SPRUCE TREE CENTRE
      1600 UNIVERSITY AVENUE
        ST. PAUL, MINNESOTA                                     55104
      -----------------------                               ---------------
(Address of principal executive offices)                       (Zip code)

                           IMAGE SENSING SYSTEMS, INC.
                 1995 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
                            (Full title of the plan)

                               WILLIAM L. RUSSELL
                           IMAGE SENSING SYSTEMS, INC.
                             500 SPRUCE TREE CENTRE
                             1600 UNIVERSITY AVENUE
                            ST. PAUL, MINNESOTA 55104
                                 (651) 603-7700
                     (Name and address of agent for service)

                                 (651) 603-7700
          (Telephone number, including area code, of agent for service)

                                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------

                                                                            PROPOSED MAXIMUM         AMOUNT OF
   TITLE OF SECURITIES      AMOUNT TO BE    PROPOSED MAXIMUM OFFERING      AGGREGATE OFFERING      REGISTRATION
     TO BE REGISTERED        REGISTERED        PRICE PER SHARE(1)               PRICE(1)                FEE
------------------------------------------------------------------------------------------------------------------
       Common Stock
     ($.01 par value)      420,000 Shares             $1.96                     $823,200              $75.73
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The proposed maximum offering price is based upon the average of the high and low prices of the common stock as reported on the Nasdaq consolidated reporting system on February 7, 2002.

         Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of additional shares of common stock, $.01 par value per share ("Common Stock"), of the registrant under the Image Sensing Systems, Inc. 1995 Long-Term Incentive and Stock Option, a stock-based employee benefit plan for which the registrant registered 480,000 shares of Common Stock under a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 30, 1999 (File No. 333-86169), the contents of which are hereby incorporated by reference herein. The share amount referenced in the previous sentence reflects all stock splits of the registrant effective through the date of this filing.


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                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

         4.1 Restated Articles of Incorporation of the Company, incorporated by reference to the Company's registration statement on Form SB-2 (Registration No. 90298C) filed with the Commission on March 14, 1995.

         4.2 Articles of Amendment to Articles of Incorporation of the Company, dated May 30, 2001, incorporated by reference to the Company's quarterly report on Form 10-Q (File No. 0-26056) for the quarter ended June 30, 2001.

         4.3 Bylaws of the Company, incorporated by reference to the Company's registration statement on Form SB-2 (Registration No. 90298C) filed with the Commission on March 14, 1995.

         4.4 Specimen form of the Company's common stock certificate, incorporated by reference to the Company's registration statement on Form SB-2 (Registration No. 90298C) filed with the Commission on March 14, 1995.

         5.1      Opinion of Dorsey & Whitney LLP.

        23.1      Consent of Ernst & Young LLP.

        23.2      Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

        24.1      Power of Attorney (included on signature page).



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, as of the 11th day of February, 2002.


                                        IMAGE SENSING SYSTEMS, INC.



                                        By /s/ William L. Russell
                                           -----------------------------------
                                           William L. Russell
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Russell and Jeffrey F. Martin and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on February 11, 2002, by the following persons in the capacities indicated:


               Signature                             Title


/s/ William L. Russell                     President and Chief Executive Officer
------------------------------------       (principal executive officer)
William L. Russell

/s/ Jeffrey F. Martin                      Chief Financial Officer, Treasurer
------------------------------------       (principal financial and accounting
Jeffrey F. Martin                          officer)

/s/ Richard P. Braun                       Director
------------------------------------
Richard P. Braun

/s/ Richard C. Magnuson                    Director
------------------------------------
Richard C. Magnuson

/s/ Panos G. Michalopoulos                 Director
------------------------------------
Panos G. Michalopoulos

/s/ James Murdakes                         Director and Secretary
------------------------------------
James Murdakes



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EXHIBIT INDEX

       Exhibit    Description


         4.1 Restated Articles of Incorporation of the Company, incorporated by reference to the Company's registration statement on Form SB-2 (Registration No. 90298C) filed with the Commission on March 14, 1995.

         4.2 Articles of Amendment to Articles of Incorporation of the Company, dated May 30, 2001, incorporated by reference to the Company's quarterly report on Form 10-Q (File No. 0-26056) for the quarter ended June 30, 2001.

         4.3 Bylaws of the Company, incorporated by reference to the Company's registration statement on Form SB-2 (Registration No. 90298C) filed with the Commission on March 14, 1995.

         4.4 Specimen form of the Company's common stock certificate, incorporated by reference to the Company's registration statement on Form SB-2 (Registration No. 90298C) filed with the Commission on March 14, 1995.

         5.1      Opinion of Dorsey & Whitney LLP.

        23.1      Consent of Ernst & Young LLP.

        23.2      Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

        24.1      Power of Attorney (included on signature page).